Exhibit 10.31
Temple-Inland Inc.
2009 Tier I Bonus Plan
Temple-Inland is committed to two key objectives: (1) maximizing ROI, and (2) profitably growing our business. We focus on maximizing ROI because we fundamentally believe there is a direct correlation between ROI and shareholder value. We define ROI as operating income divided by beginning of year investment, subject to certain specified adjustments. We are focused on growing our business because we have demonstrated our ability to drive ROI and believe we can create additional value for shareholders through disciplined growth focused on ROI.
The Temple-Inland annual incentive plan is a cash bonus incentive plan designed to reward executive officers for maximizing ROI, profitably growing our business, and promoting a high performance culture focused on the values expressed in our Vision/Mission/Values Statement.
Performance Measure. The plan measures performance over the fiscal year. For the CEO and other “covered employees” under Code Section 162(m), a maximum bonus of 250% of target is payable for achievement of positive ROI or an ROI ranking higher than the 4th quartile of the peer group, although the Committee retains discretion to pay less than the maximum bonus.
Size of Bonus Payment. Bonus payment amounts are subject to reduction by the Committee in accordance with the following schedule: 200% of Target payable if ROI is 14%, 180% of Target payable if ROI is 13%, 160% of Target payable if ROI is 12%, 140% of Target payable if ROI is 11%, 120% of Target payable if ROI is 10%, 100% of Target payable if ROI is 9%, 89% of Target payable if ROI is 8%, 78% of Target payable if ROI is 7%, 67% of Target payable if ROI is 6%, 56% of Target payable if ROI is 5%, 50% of Target payable if ROI is 4.5%, 40% of Target payable if ROI is 4%, 30% of Target payable if ROI is 3%, 20% of Target payable if ROI is 2%, and 10% of Target payable if ROI is 1%. The Committee may exercise discretion to reduce the maximum bonus by less than the amount called for by the above schedule based upon the satisfactory achievement of other goals focused on contributing to the profitable growth of the business, lowering costs for the business, or promoting a high performance culture focused on the Company’s values as set forth in its Vision/Mission/Values Statement. In no event shall the total annual bonus payments for any executive exceed 250% of the executive’s target bonus. If ROI is not positive or the Company does not achieve an ROI ranking higher than the 4th quartile of the peer group, then no bonus payment will be made to Section 162(m) “covered employees.” The Committee may in its discretion pay less than the maximum bonus for any reason, regardless of ROI performance.
Target Bonuses. For 2009, individual bonus targets for Tier I executives are 100% of base salary (as of the date hereof), except for the CEO and President who are at 125% of base salary (as of the date hereof). The target set for the CEO, President and other named executives is based on competitive market practices and designed to reward the executive for achieving our objectives of maximizing ROI and profitably growing our business.
Administration. For purposes of determining positive ROI, ROI for Temple-Inland means total segment operating income, less general and administrative expenses and share-based compensation and long term incentive compensation not included in segments, divided by beginning of year total assets less certain assets (assets held for sale, municipal bonds related to capital leases, financial assets of special purpose entities, discontinued operations, and acquisitions/divestitures on a weighted average basis) and current liabilities (excluding current portion of long-term debt). For purposes of determining ROI ranking, ROI means operating income, adjusted for Significant Unusual Items, divided by beginning of year total assets, excluding certain assets (assets held for sale, municipal bonds related to capital leases, financial assets of special purpose entities, discontinued operations, and acquisitions/divestitures on a weighted average basis), less current liabilities, excluding current portion of long-term debt. “Peer Group” means
Approved February 6, 2009

Abitibi-Bowater, Appleton Papers Inc., Boise Inc., Canfor Corporation, Caraustar Industries, Inc., Cascades Inc., Catalyst Paper Corporation, Domtar Inc., Glatfelter (P.H.) Company, Graphic Packaging, International Paper Company, MeadWestvaco Corporation, Mercer International Inc., Neenah Paper Inc., Newark Group (The) Inc., NewPage Corp., Packaging Corporation of America, Rock-Tenn Company, Smurfit-Stone Container Corporation, Temple-Inland Inc., Verso Paper, Wausau Paper Corp., and West Fraser Timber Co.; provided, however, that a company will be removed from the Peer Group if for any year during the Performance Measurement Period (a) it ceases to be required to file either a Form 10-K or Form 40-F, or (b) less than 80% of its total revenues (as reported in Form 10-K or in the case of a Canadian company that does not file a Form 10-K, the Canadian company’s Form 40-F) are from either (i) paper manufacturing/conversion or (ii) lumber and panels. Significant Unusual Items are income items reported in the Form 10-K or Form 40-F that represent the recognition of income from multiple years’ activities in the current year (for example, gain on the sale or disposition of an asset, and refunds, rebates, settlements, and credits that represent recognition of income from multiple years’ activities). An item will be included as a Significant Unusual Item only if it exceeds $1 million.
For purposes of determining size of bonus payment for segment executives, ROI for a segment (applicable to segment executives) means segment operating income less an allocation of general and administrative expenses not included in segments equal to: 15% to the Building Products segment and 60% to the Corrugated Packaging segment. The level of ROI performance necessary for paying the threshold, target and maximum levels is established at the beginning of each year by the Committee and is not subject to adjustment by management. The Committee must certify achievement of performance criteria prior to payment and the executive must be employed by the Company on the date of such certification to be entitled to receive a bonus payment. The Committee retains the discretion to pay less than the maximum bonus.
Bonus awards constitute “Performance Awards” under the Temple Inland Inc. 2008 Incentive Plan (the “Incentive Plan”). Pursuant to the terms of the Incentive Plan, the maximum cash amount payable to any employee pursuant to all Performance Awards granted to an employee during a calendar year may not exceed $5 million.
Approved February 6, 2009

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